UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 24, 2013
(Date of earliest event reported:  December 24, 2013)

Revlon Consumer Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 24, 2013, Revlon Consumer Products Corporation (“RCPC”), Revlon, Inc.’s wholly-owned operating subsidiary, entered into an incremental amendment (the “Revolving Loan Amendment”) to its Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as amended by Amendment No. 1 thereto, dated as of August 14, 2013, the “Amended Revolving Credit Facility”).

Under the terms of the Revolving Loan Amendment, the lenders’ commitment to provide borrowings to RCPC and its subsidiary borrowers under the Amended Revolving Credit Facility was increased from $140 million to $175 million.  Availability under the Amended Revolving Credit Facility varies based on a borrowing base that is determined by the value of eligible accounts receivable and eligible inventory in the U.S. and the U.K. and eligible real property and equipment in the U.S. from time to time.  If the value of the eligible assets is not sufficient to support the $175 million borrowing base under the Amended Revolving Credit Facility, RCPC will not have full access to the Amended Revolving Credit Facility. RCPC’s ability to borrow under the Amended Revolving Credit Facility is also conditioned upon the satisfaction of certain conditions precedent and RCPC’s compliance with other covenants in the Amended Revolving Credit Agreement. The Revolving Loan Amendment also preserved RCPC’s right, under certain circumstances, to request that its borrowing availability under the Amended Revolving Credit Facility be increased by up to an additional $100 million, provided that the lenders are not committed to provide any such additional increase.

Currently, RCPC has $9.8 million of undrawn outstanding letters of credit and nil drawn under its Amended Revolving Credit Facility.

The description of the Revolving Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Revolving Loan Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01 in its entirety.  The Amended Revolving Credit Facility, before giving effect to the Revolving Loan Amendment, was filed as Exhibit 4.1 to RCPC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2011, and Amendment No. 1 thereto, dated as of August 14, 2013, was filed as Exhibit 4.1 to RCPC’s Current Report on Form 8-K filed with the SEC on August 15, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1
Incremental Amendment, dated as of December 24, 2013, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as amended by Amendment No. 1 thereto, dated as of August 14, 2013), among Revlon Consumer Products Corporation, the Local Borrowing Subsidiaries (as defined therein) from time to time party thereto, Citicorp USA, Inc., as Administrative Agent and Collateral Agent (as defined therein), and the Lenders and Issuing Lenders (each as defined therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By: /s/ Michael T. Sheehan Michael T. Sheehan Senior Vice President, Deputy General Counsel and Secretary

Date: December 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1
Incremental Amendment, dated as of December 24, 2013, to the Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011 (as amended by Amendment No. 1 thereto, dated as of August 14, 2013), among Revlon Consumer Products Corporation, the Local Borrowing Subsidiaries (as defined therein) from time to time party thereto, Citicorp USA, Inc., as Administrative Agent and Collateral Agent (as defined therein), and the Lenders and Issuing Lenders (each as defined therein).

4